Exhibit 99.1

Cerevel Therapeutics Announces the Appointment of Dr. Ruth McKernan

to its Board of Directors

CAMBRIDGE, Mass.– December 8, 2020 – Cerevel Therapeutics (Nasdaq: CERE), a company dedicated to unraveling the mysteries of the brain to treat neuroscience diseases, announced today that it has added Ruth McKernan, Ph.D., CBE, FMedSci, to serve as an independent member of its Board of Directors. Dr. McKernan currently serves as a venture partner with SV Health Investors, LLP, a global investment firm and specialist healthcare fund manager, where she supports companies that create new medicines for treating neurodegenerative disorders. With over 25 years of academic, research and commercial experience in the pharmaceutical industry, Dr. McKernan also serves as chairperson of the BioIndustry Association, a trade association for innovative life sciences in the United Kingdom, and as a trustee of Alzheimer’s Research UK, the country’s leading dementia research charity.

“Dr. McKernan is an outstanding scientific leader with deep expertise in the biopharmaceutical industry and she will bring a wealth of knowledge and experience in neuroscience disorders to our board,” said Tony Coles, M.D., chief executive officer and chairperson of Cerevel Therapeutics. “Dr. McKernan’s guidance will help us as we seek to innovate the treatment landscape and bring new therapies to individuals facing some of the most vexing diseases including schizophrenia, epilepsy and Parkinson’s disease.”

“I am honored to join the board of Cerevel, a neuroscience company that is working hard to bring new treatments to patients,” said Dr. McKernan. “Cerevel aspires to be the premier neuroscience company, and I look forward to contributing to the realization of that goal.”

About Dr. Ruth McKernan

Dr. McKernan’s distinguished career has spanned the academic, business and government worlds. She has over 25 years of research and commercial experience in the pharmaceutical industry, including leading research units in the United Kingdom and the United States. Currently, Dr. McKernan is a venture partner with SV Health Investors, LLP, a global investment firm focused on the healthcare industry. At SV, Dr. McKernan focuses on companies that create new medicines for treating neurodegenerative disorders, including AstronauTx, a UK-based biotechnology company for which she serves as chairperson. She also serves as chairperson of the BioIndustry Association, a trade association for innovative life sciences in the United Kingdom, and as a trustee of Alzheimer’s Research UK.

Previously, Dr. McKernan served in a variety of senior leadership roles while at Pfizer, including as vice president, chief scientific officer of Regenerative Medicine, and chief scientific officer of Neusentis. In those roles, she initiated multiple neuroscience partnerships, acquisitions and spinouts and played an active part in taking more than 10 compounds into the clinic. Prior to Pfizer, Dr. McKernan served in multiple senior positions at Merck over the course of an 18-year tenure at the company. As a neuroscientist, Dr. McKernan has over 120 publications and 15 patents in the areas of ion channels and regenerative medicine. Her first book for non-scientists, “Billy’s Halo,” was shortlisted for the Mind Book of the Year Award (2007), a literary award which celebrates writing that contributes to public understanding of mental health issues. Dr. McKernan earned her bachelor’s degree in pharmacology with biochemistry from King’s College London and received a Ph.D. in biochemical pharmacology from the University of London.

About Cerevel Therapeutics

Cerevel Therapeutics is dedicated to unraveling the mysteries of the brain to treat neuroscience diseases. The company seeks to unlock the science surrounding new treatment opportunities through understanding the neurocircuitry of neuroscience diseases and associated symptoms. Cerevel Therapeutics has a diversified pipeline comprising four clinical-stage investigational therapies and several pre-clinical compounds with the potential to treat a range of neuroscience diseases, including Parkinson’s, epilepsy, schizophrenia and substance use disorders. Headquartered in Cambridge, Mass., Cerevel Therapeutics is advancing its current research and development programs while exploring new modalities through internal research efforts, external collaborations or potential acquisitions. For more information, visit www.cerevel.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about our potential to become a premier neuroscience company. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

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Media Contact:

Rachel Eides

W2O pure

reides@purecommunications.com

Investor Contact:

Matthew Calistri

Cerevel Therapeutics

matthew.calistri@cerevel.com